UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 14, 2005, Pinnacle Entertainment, Inc. (the “Company”) borrowed $69.0 million of the $125 million revolving credit facility established pursuant to the terms of its Credit Agreement (as defined below). The Company used substantially all of the proceeds from the borrowing to fund the redemption of the remaining $65 million in aggregate principal amount of its 9.25% Senior Subordinated Notes due 2007 (the “9.25% Notes”), which was completed on February 15, 2005. The remaining 9.25% Notes were redeemed at a redemption price of 101.542% of principal amount, plus accrued and unpaid interest through (but not including) the redemption date. Under the Credit Agreement, the borrowings the Company used in connection with the redemption may be repaid at any time before the termination date of the revolving credit facility, which is December 17, 2008.

For a summary of the material terms (including payment and acceleration provisions) of the Company’s Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of August 27, 2004, by and among the Company, Lehman Commercial Paper Inc., as Administrative Agent, and the other parties identified therein, see the Company’s Current Report on Form 8-K filed on September 2, 2004. The Company’s press release relating to the completion of the redemption is filed herewith as Exhibit 99.1, and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release dated February 15, 2005, issued by Pinnacle Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: February 18, 2005	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press release dated February 15, 2005, issued by Pinnacle Entertainment, Inc.